Exhibit 10.6

OPTION CERTIFICATE

This Option Certificate evidences an Option (“Option”) to purchase shares (“Option Shares”) of Common Stock, par value $.0025, of PacificHealth Laboratories, Inc. (the “Company”) granted to ROBERT PORTMAN (the “Optionee”). The Option and Option Shares are not part of or issued under any stock option plan of the Company, but all terms and conditions of the Company’s 2000 Incentive Stock Option Plan (“Plan”) which are not inconsistent with the following terms, or the relevant provisions of the Employment Agreement, are incorporated herein by reference and shall apply to the Option. The Option and Option Shares are subject to the terms, conditions, limitations and restrictions set forth in the Plan and the following terms and conditions:

a.        The effective date of the grant of the Option is February 10, 2006, and the number of Option Shares that may be purchased upon exercise of the Option is THREE HUNDRED THOUSAND (300,000) shares (the Option Shares”).

b.        The Option Price shall be $0.60 per Option Share.

c.        The Option shall vest as follows: 100,000 shares shall vest on February 10, 2007; 100,000 shares shall vest on February 10, 2008; and 100,000 shares shall vest on February 10, 2009.

d.        The Option shall be exercisable to purchase Option Shares beginning on the date the Option vests as to such Shares, and shall terminate as to vested Option Shares on February 10, 2011, unless sooner terminated pursuant to the Plan.

e.        The Option may not be exercised as to any Option Share prior to the time that the Option becomes vested as to such Share.

f.        The Option Price is payable at the time of exercise and shall be paid at the election of the Optionee (i) in cash; or (ii) in such other manner as may be approved by the Board of Directors or Committee of the Board then administering the Plan.

IN WITNESS WHEREOF, this Option Certificate has been executed on behalf of the Company by a duly authorized officer effective as of the 23rd day of February 2006.

PACIFICHEALTH LABORATORIES, INC.
By:	/s/ Stephen P. Kuchen

Stephen P. Kuchen, CFO